Exhibit 10.18
DFC GLOBAL CORP.
STOCK OPTION AGREEMENT
RECITALS
     A. The Company has implemented the Plan for the purpose of providing eligible persons in the Company’s service with the opportunity to participate in one or more equity incentive compensation programs designed to encourage them to continue their service relationship with the Company.
     B. Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.
     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.
          NOW, THEREFORE, it is hereby agreed as follows:
          1. Grant of Option. The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.
          2. Option Term. The term of this option shall commence on the Grant Date and continue in effect until the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or the terms of any employment agreement between the Corporation and Optionee.
          3. Limited Transferability.
               (a) Except to the limited extent provided in Paragraph 3(b), this option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.
               (b) If this option is designated a Nonqualified Option in the Grant Notice, then (with the Administrator’s consent), this option may be assigned in whole or in part during Optionee’s lifetime to one or more of Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members, to the extent such assignment is in connection with Optionee’s estate plan. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.
          4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments in accordance with the Exercise Schedule set forth in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5.
          5. Cessation of Service. Except to the extent otherwise provided in any employment agreement between the Corporation and Optionee, the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:
               (a) Except as otherwise expressly provided in subparagraphs (b) through (d) of this Paragraph 5,1 should Optionee’s Continuous Status as an Employee, Director or Consultant terminate for any reason while this option is outstanding, then Optionee (or any person or person to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a three (3)-month2 period measured from the date of such termination during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of such termination, but in no event shall this option be exercisable at any time after the Expiration Date.
               (b) Should Optionee’s Continuous Status as an Employee, Director or Consultant terminate by reason of his or her death while this option is outstanding, then this option may be exercised, for any or all of the Option Shares for which this option is vested and exercisable at the time of such termination, by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of descent and inheritance following Optionee’s death. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.
               (c) Should Optionee’s Continuous Status as an Employee, Director or Consultant terminate by reason of Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a twelve (12)-month period measured from the date of such termination

[1]	With respect to Section 16 officers and directors only, the following is included: “and notwithstanding Section 6(g)(i) of the Plan,”.

[2]	With respect to Section officers and directors only, the application time period is twelve (12) months.

during which to exercise this option. In no event, however, shall this option be exercisable at any time after the Expiration Date.
               (d) Should Optionee’s Continuous Status as an Employee, Director or Consultant terminate for Cause, then this option, whether or not vested and exercisable, shall terminate immediately and cease to be outstanding.
               (e) During the limited period of post-service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of termination of Optionee’s Continuous Status as an Employee, Director or Consultant, vested and exercisable pursuant to the Exercise Schedule specified in the Grant Notice. Except as otherwise provided in this Paragraph 5 or except to the extent (if any) specifically authorized by the Administrator pursuant to an express written agreement with Optionee, this option shall not vest or become exercisable for any additional Option Shares, following termination of Optionee’s Continuous Status as an Employee, Director or Consultant. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any Option Shares for which the option has not otherwise been exercised.
          6. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin-off (resulting in a substantial reduction in the value of the outstanding Common Stock), extraordinary corporate distribution or other similar transactions, then equitable adjustments shall be made by the Administrator to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made in such manner as the Administrator deems appropriate in order to reflect such change and thereby prevent the dilution or enlargement of benefits hereunder, and those adjustments shall be final, binding and conclusive upon Optionee and any other person or persons having an interest in the option.
          7. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.
          8. Manner of Exercising Option.
               (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:
               (i) Execute and deliver to the Company a Notice of Exercise as to the Option Shares for which the option is exercised or comply with such other procedures as the Company may establish for notifying the Company of the exercise of this option for one or more Option Shares.

               (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:
               (A) cash or check made payable to the Company;
               (B) shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership in a manner reasonably satisfactory to the Company) held for the requisite period (if any) necessary to avoid any resulting charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or
               (C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in accordance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Withholding Taxes required to be withheld by the Company by reason of such exercise and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.
     Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Company in connection with the option exercise.
               (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
               (iv) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Withholding Taxes applicable to the option exercise.
               (b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares (either in paper or electronic form).
               (c) In no event may this option be exercised for any fractional shares.

          9. Compliance with Laws and Regulations.
               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.
               (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
          10. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.
          11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
          12. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
          13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without giving effect to conflict-of-laws principles.
          14. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan. In no event shall the Option be exercisable with respect to any of the excess Option Shares unless and until such stockholder approval is obtained.
          15. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:
               (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Disability or (B) more than twelve (12) months after the date Optionee ceases to an Employee by reason of Disability.
               (b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Nonqualified Option.
               (c) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year, on the basis of the chronological order in which such options were granted, except to the extent otherwise provided under applicable law or regulation.

APPENDIX
     The following definitions shall be in effect under the Agreement:
     A. Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
     B. Agreement shall mean this Stock Option Agreement.
     C. Board shall mean the Company’s Board of Directors.
     D. Cause shall have the meaning set forth in Optionee’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by Optionee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) Optionee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by Optionee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.
     E. Code shall mean the Internal Revenue Code of 1986, as amended.
     F. Common Stock shall mean shares of the Company’s common stock.
     G. Company shall mean DFC Global Corp., a Delaware corporation.
     H. Consultant shall mean any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services and who is compensated for such services, provided that the term “Consultant” does not include any person who provides services in connection with the offer or sale of securities in a capital-raising transaction, or who directly or indirectly promotes or maintains a market for the securities of the Company.
     I. Continuous Status as an Employee, Director or Consultant shall mean Optionee’s performance of services for the Company (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, Director or a Consultant. However, Optionee shall be deemed to cease Continuous Status as an Employee, Director or Consultant immediately upon the occurrence of either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Company, even though Optionee may subsequently continue to perform services for that entity. Continuous Status as an Employee, Director or Consultant shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company. However, except to the extent otherwise required by law or expressly authorized by the Administrator or by the Company’s written policy on leaves of

A-1

absence, no service credit shall be given for vesting purposes for any period Optionee is on a leave of absence.
     J. Director shall mean a non-employee member of the Board or the board of directors of any Parent on Subsidiary.
     K. Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or to be of continuous duration of twelve (12) months or more.
     L. Employee shall mean any person employed as a common law employee of the Company (or any Parent or Subsidiary).
     M. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 8 of the Agreement.
     N. Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.
     O. Exercise Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in one or more installments over the Optionee’s period of Service.
     P. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.
     Q. Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading beings) on the date in question on the stock exchange or national market serving as the primary market for the Common Stock, as such price is reported by the exchange or market.
     R. Family Member shall mean any of the following members of Optionee’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoption relationships.
     S. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.
     T. Grant Notice shall mean the Notice of Grant of Stock Option informing Optionee of the basic terms of the option subject to this Agreement.
     U. Nonqualified Option shall mean an option not intended to satisfy the requirements of Code Section 422.

A-2

     V. Notice of Exercise shall mean the notice of option exercise in the form prescribed by the Company.
     W. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.
     X. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.
     Y. Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     Z. Plan shall mean the Company’s 2007 Equity Incentive Plan.
     AA. Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     BB. Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Company in connection with the exercise of the option.

A-3